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                                                                    EXHIBIT 12.1

         STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                               Saul Centers, Inc.

                       RATIO OF EARNINGS TO FIXED CHARGES
                          (In thousands, except ratio)

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                                                  Six Months Ended                      Years Ended December 31,
                                                --------------------    --------------------------------------------------------
                                                June-03     June-02       2002        2001        2000        1999        1998
                                                --------    --------    --------    --------    --------    --------    --------
Ratio of Earnings to Fixed Charges

  Total revenue .............................   $ 47,096    $ 45,984    $ 93,963    $ 86,308    $ 79,029    $ 73,791    $ 70,583
                                                --------    --------    --------    --------    --------    --------    --------
  Less:
    Property expenses .......................      9,961       8,965      18,557      16,346      15,189      14,222      14,376
    General and administrative ..............      2,900       2,544       5,537       4,335       3,891       3,755       3,393
    Depreciation and amortization ...........      8,327       8,304      17,821      14,758      13,534      12,163      12,578
    Interest and debt expense ...............     13,357      12,746      25,838      25,486      24,301      22,984      23,046
                                                --------    --------    --------    --------    --------    --------    --------
  Operating expenses ........................     34,545      32,559      67,753      60,925      56,915      53,124      53,393
                                                --------    --------    --------    --------    --------    --------    --------
  Operating income ..........................     12,551      13,425      26,210      25,383      22,114      20,667      17,190
    Gain on sale of property ................         --       1,426       1,426          --          --         553          --
    Change in accounting method .............         --          --          --          --          --          --        (771)
                                                --------    --------    --------    --------    --------    --------    --------
  Income before minority interests ..........     12,551      14,851      27,636      25,383      22,114      21,220      16,419
    Change in accounting method .............         --          --          --          --          --          --         771
                                                --------    --------    --------    --------    --------    --------    --------
  Adjusted income before minority interests       12,551      14,851      27,636      25,383      22,114      21,220      17,190
                                                --------    --------    --------    --------    --------    --------    --------
  Fixed Charges
    Interest and debt expense ...............     13,357      12,746      25,838      25,486      24,301      22,984      23,046
    Interest portion of rental expense ......        159         171         336           4          11          17          23
    Capitalized Interest ....................        540         200         548       1,640       2,681         934         257
                                                --------    --------    --------    --------    --------    --------    --------
      Total fixed charges ...................     14,056      13,117      26,722      27,130      26,993      23,935      23,326
  Less: Capitalized Interest ................       (540)       (200)       (548)     (1,640)     (2,681)       (934)       (257)
                                                --------    --------    --------    --------    --------    --------    --------
  Earnings ..................................   $ 26,067    $ 27,768    $ 53,810    $ 50,873    $ 46,426    $ 44,221    $ 40,259
                                                ========    ========    ========    ========    ========    ========    ========
    Ratio of Earnings to Fixed Charges ......       1.85X       2.12X       2.01X       1.88X       1.72X       1.85X       1.73X
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